Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO

Arthur R. Zunker, Jr. Senior Vice President & CFO

News For Immediate Release

EAGLE MATERIALS INC. REPORTS A 72% INCREASE
IN FOURTH QUARTER EARNINGS; SETS CONFERENCE CALL

•	4TH QUARTER AND FY 2004 WALLBOARD SALES VOLUME INCREASED 15% AND 26%, RESPECTIVELY

•	4TH QUARTER WALLBOARD SALES PRICE INCREASED 20%

•	EAGLE MATERIALS CEMENT COMPANIES FINISHED THEIR 18TH CONSECUTIVE “SOLD-OUT” YEAR

•	SALES ALLOCATIONS ARE ANTICIPATED DURING UPCOMING FISCAL YEAR FOR BOTH WALLBOARD AND CEMENT DUE TO HIGH DEMAND AND TIGHT SUPPLY

•	FY 2005 EPS GUIDANCE INCREASED 32% TO $4.75 — $5.25 PER DILUTED SHARE BASED ON PRICE IMPROVEMENT IN BOTH WALLBOARD AND CEMENT

     (Dallas, TX April 27, 2004): Eagle Materials Inc. (NYSE: EXP and EXP.B) today reported financial results for the fourth quarter ended March 31, 2004, and for fiscal year 2004. EXP produces and distributes Cement, Gypsum Wallboard, Recycled Paperboard, and Concrete and Aggregates.

     EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Wednesday, April 28, 2004. The conference call will be webcast simultaneously on the EXP Web site, http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.

     For the quarter ended March 31, 2004, EXP’s net earnings increased 72% to $16,111,000 or $0.85 per diluted share from $9,386,000 or $0.51 per diluted share for the same quarter last year. Mild weather and strong southwest housing sales increased EXP’s revenues for the fourth

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EXP ANNOUNCES FOURTH QUARTER EARNINGS AND CONFERENCE CALL Page 2

quarter this year to $122,264,000, 20% greater than $101,653,000 for the same quarter a year ago.

     For the fiscal year ended March 31, 2004, EXP’s net earnings and diluted earnings per share were $66,901,000 or $3.57 per diluted share, 16% and 15%, respectively, greater than $57,606,000 or $3.11 per diluted share for the previous fiscal year. Revenues for fiscal 2004 of $502,622,000 were 17% greater than $429,178,000 for the previous fiscal year primarily due to increased Wallboard sales volume. Spin-off costs for the fourth quarter and fiscal year were $0.03 and $0.09 per diluted share, respectively.

     During the September 30, 2003 quarter, the Company changed the method of accounting for its two cement joint ventures from the proportionate consolidation method to the equity method of accounting. The change had no effect on the Company’s earnings before income taxes, net earnings, earnings per share or retained earnings. Under the equity method of accounting, the Company’s statements of earnings now include a single line item entitled “Equity in Earnings of Unconsolidated Joint Ventures,” which reflects the Company’s 50% interest in the results of operations of its two cement joint ventures. Similarly, the Company’s balance sheets now include a single line item entitled “Investment in Joint Ventures,” which reflects the Company’s 50% interest in the net assets of the cement joint ventures.

CEMENT

     Cement data presented includes combined results of EXP’s wholly owned operations and our 50% share of the two unconsolidated joint ventures (see Attachment 4 for a reconciliation between GAAP revenues versus segment revenues). Cement revenues for the fourth quarter totaled $34.8 million, 9% greater than $31.8 million for the same quarter a year ago. Operating earnings from Cement, increased 13% to $9.1 million for the fourth quarter this year from $8.0 million for the same quarter last year. The earnings gain was due primarily to higher net sales prices and increased sales volume.

     Cement sales volume for the fourth quarter totaled 504,000 tons, 9% above 463,000 tons for the same quarter last year. Fiscal 2004 was the Company’s eighteenth consecutive “sold-out” year. Purchased cement sales volume of 25,400 tons for the fourth quarter were 10,700 tons greater than purchased cement sales volume for the fourth quarter a year ago. A January 2004

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EXP ANNOUNCES FOURTH QUARTER EARNINGS AND CONFERENCE CALL Page 3

price increase in Texas increased EXP’s fourth quarter average Cement net sales price 2% to $64.79 per ton from $63.64 per ton for the same quarter a year ago.

     For the current fiscal year, Cement revenues were $178.6 million, up 5% from $169.7 million for fiscal 2003. Operating earnings from Cement were $50.5 million for fiscal 2004, 8% below $54.7 million for last fiscal year. The earnings decrease was due to lower average net sales prices and increased cost of sales. The average fiscal 2004 Cement sales price of $66.02 per ton was 1% below $66.84 per ton for last fiscal year.

     U.S. Cement consumption remains at high levels and EXP’s fiscal 2004 Cement sales volume of 2,518,000 tons was 7% greater than 2,361,000 tons sold for fiscal 2003. Purchased Cement sales volume of 219,400 tons for fiscal 2004 were 59,500 tons greater than purchased Cement sales volume for last fiscal year.

GYPSUM WALLBOARD

     Gypsum Wallboard revenues for the fourth quarter totaled $75.6 million, a 34% increase over $56.6 million for the same quarter a year ago. Gypsum Wallboard fourth quarter operating earnings were $13.2 million, up 352% from $2.9 million for the same quarter last year. The revenue and earnings gain for the quarter resulted from increased sales volume at higher sales prices. The average net sales price for this year’s fourth quarter was $94.67 per thousand square feet (MSF), 20% greater than $79.00 per MSF for the same quarter last year. Gypsum Wallboard sales volume of 632 million square feet (MMSF) for this year’s quarter was 15% above the 548 MMSF sold during the fourth quarter last year.

     For the current fiscal year, Gypsum Wallboard revenues were $272.9 million, 28% greater than $212.8 million for fiscal 2003. Operating earnings of $35.6 million for fiscal 2004 were 31% above fiscal 2003 operating earnings of $27.2 million due primarily to increased sales volume. The fiscal 2004 average net sales price was $86.97 per MSF, slightly below $87.12 per MSF for fiscal 2003. Sales volume of 2,437 MMSF for fiscal 2004 was 26% greater than 1,933 MMSF sales volume for fiscal 2003.

PAPERBOARD

     EXP’s Paperboard operation reported fourth quarter revenues (including sales to EXP’s Wallboard operations — see Attachment 4 for a detail of intersegment revenues) of $29.3 million,

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EXP ANNOUNCES FOURTH QUARTER EARNINGS AND CONFERENCE CALL Page 4

up 15% from revenues of $25.5 million for last year’s fourth quarter. Paperboard operating earnings of $5.6 million for the fourth quarter this year were 2% below $5.7 million for last year’s fourth quarter. The earnings decline resulted primarily from higher production costs.

     For this year’s fourth quarter, Paperboard sales volume was 66,000 tons, up 10% from last year’s sales volume of 60,000 tons. This year’s fourth quarter average net sales price of $438.55 per ton was 5% above last year’s fourth quarter net sales price of $419.60 per ton.

     Paperboard revenues for fiscal 2004 (including sales to EXP’s Wallboard operations — see Attachment 4 for a detail of intersegment revenues) were $112.4 million, a 21% improvement over revenues of $92.9 million for fiscal 2003. For fiscal 2004, Paperboard operating earnings were $20.9 million, up 19% from $17.6 million for fiscal 2003. The earnings gain resulted primarily from increased sales volume and higher net sales prices. Total Paperboard sales volume for fiscal 2004 was 264,000 tons at an average net sales price of $416.71 per ton, compared to 225,000 tons at an average net sales price of $408.44 per ton for fiscal 2003.

CONCRETE AND AGGREGATES

     Revenues from Concrete and Aggregates were $12.3 million for the quarter, 2% below $12.5 million for the fourth quarter a year ago. Concrete and Aggregates reported a $402,000 operating profit for this year’s fourth quarter, up 183% from $142,000 for the same quarter last year.

     Concrete sales volume for the fourth quarter this year was 151,000 cubic yards, 5% below 159,000 cubic yards for the same quarter last year. EXP’s Concrete average net sales price of $53.62 per cubic yard for the current quarter was 1% higher than $52.92 per cubic yard for the fourth quarter a year ago.

     Aggregates operations reported sales volume of 802,000 tons for the current quarter, slightly above sales volume of 793,000 tons for the fourth quarter last year. Aggregates average net sales price of $5.26 per ton for the fourth quarter was 5% higher than $5.02 per ton for the fourth quarter last year.

     Concrete and Aggregates revenues for fiscal 2004 were $62.1 million, 11% greater than $56.0 million for fiscal 2003. Concrete and Aggregates reported an operating profit of $6.0 million for fiscal 2004 compared to a $268,000 operating loss for fiscal 2003. The earnings gain

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EXP ANNOUNCES FOURTH QUARTER EARNINGS AND CONFERENCE CALL Page 5

was due primarily to increased Concrete sales volume, higher Aggregates net sales prices and decreased cost of sales.

     Concrete sales volume of 762,000 cubic yards for fiscal 2004 were 12% greater than 681,000 cubic yards for last fiscal year. Concrete’s average net sales price of $52.79 per cubic yard for fiscal 2004 was 2% below than fiscal 2003 average net sales price of $53.68 per cubic yard.

     Aggregates sales volume of 4,228,000 tons for fiscal 2004 was 2% greater than fiscal 2003 sales volume of 4,159,000 tons. The Aggregates average net sales price of $5.24 per ton for this fiscal year was 16% higher than fiscal 2003 sales price of $4.51 per ton.

OUTLOOK

     Cement demand in calendar 2004 is expected to remain strong. The U.S. Cement industry is anticipating a tight supply of imported cements due to higher freight rates and increasing consumption in world markets. Price increases of $3 to $5 per ton were implemented in all of EXP’s markets on April 1, 2004, except Texas, where a $4 per ton price increase in January has substantially held.

     Gypsum industry wallboard demand continues to remain high and supply tight due to favorable levels of activity in residential construction and repair/remodel construction. The 10% price increase implemented in mid-March 2004 is substantially holding.

     Based on the above factors the Company expects to report earnings ranging from $1.10 per diluted share to $1.20 per diluted share for the quarter ending June 30, 2004 and $4.75 per diluted share to $5.25 per diluted share for fiscal 2005.

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EXP ANNOUNCES FOURTH QUARTER EARNINGS AND CONFERENCE CALL Page 6

###

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s beliefs at the time the statements were made regarding future events which are subject to significant risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs; unexpected operational difficulties; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to anyone or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy could affect the revenues or operating earnings of our operations. In addition, changes in national and regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s results of operations. These and other factors are described in the Annual Report on Form 10-K/A for the Company for the fiscal year ended March 31, 2003 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2003. These reports are filed with the Securities and Exchange Commission and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.

Steven R. Rowley
President and Chief Executive Officer

Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer

(1)	Summary of Consolidated Earnings

(2)	Revenues and Earnings by Lines of Business (Quarter)

(3)	Revenues and Earnings by Lines of Business (Fiscal Year)

(4)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(5)	Consolidated Balance Sheets

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Eagle Materials Inc.
Attachment 1

Eagle Materials Inc.
Summary of Consolidated Earnings
(dollar amounts in thousands, except per diluted share data)
(unaudited)

			Quarter Ended March 31,
			2004	2003	Change
				(Restated)**
Revenues*			$122,264	$101,653	+20%
Earnings Before Income Taxes			$24,593	$14,112	+74%
Net Earnings			$16,111	$9,386	+72%
Earnings Per Share:
	—	Basic	$0.86	$0.51	+69%
	—	Diluted	$0.85	$0.51	+67%
Average Shares Outstanding:
	—	Basic	18,798,906	18,376,422	+2%
	—	Diluted	18,982,165	18,448,968	+3%

			Fiscal Year Ended March 31,
			2004	2003	Change
Revenues			$502,622	$429,178	+17%
Earnings Before Income Taxes			$102,123	$86,613	+18%
Net Earnings			$66,901	$57,606	+16%
Earnings Per Share:
	—	Basic	$3.60	$3.13	+15%
	—	Diluted	$3.57	$3.11	+15%
Average Shares Outstanding:
	—	Basic	18,584,399	18,418,191	+1%
	—	Diluted	18,736,368	18,523,561	+1%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

**	The Company has restated its consolidated financial statements to reflect a change in the method of accounting for the cement joint ventures from the proportionate consolidation method to the equity method of accounting. The restatement had no impact on earnings before income taxes, net earnings, earnings per share or retained earnings.

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Eagle Materials Inc.
Attachment 2

Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Quarter Ended March 31,
	2004	2003	Change
		(Restated)**
Revenues*
Cement (Wholly Owned)	$18,281	$16,271	+12%
	15%	16%
Gypsum Wallboard	75,649	56,580	+34%
	62%	56%
Paperboard	15,773	15,643	+1%
	13%	15%
Concrete & Aggregates	12,284	12,472	-2%
	10%	12%
Other, net	277	687	-60%
	0%	1%

Total	$122,264	$101,653	+20%
	100%	100%

Operating Earnings
Cement:
Wholly Owned	$4,120	$3,416	+21%
Joint Venture	5,002	4,623	+8%

	9,122	8,039	+13%
	32%	46%
Gypsum Wallboard	13,163	2,915	+352%
	46%	17%
Paperboard	5,587	5,685	-2%
	20%	32%
Concrete & Aggregates	402	142	+183%
	1%	1%
Other, net	277	687	-60%
	1%	4%

Total Operating Earnings	28,551	17,468	+63%
	100%	100%
Corporate General Expenses	(3,283) ***	(1,456)
Interest Expense, net	(675)	(1,900)

Earnings Before Income Taxes	$24,593	$14,112	+74%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

**	The Company has restated its consolidated financial statements to reflect a change in the method of accounting for cement joint ventures from the proportionate consolidated method to the equity method of accounting. The restatement had no impact on earnings before income taxes, net earnings, earnings per share or retained earnings.

***	Includes spin-off expenses.

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Eagle Materials Inc.
Attachment 3

Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Fiscal Year Ended March 31,
	2004	2003	Change
Revenues*
Cement (Wholly Owned)	$102,250	$97,867	+4%
	20%	23%
Gypsum Wallboard	272,924	212,790	+28%
	54%	49%
Paperboard	63,110	59,939	+5%
	13%	14%
Concrete & Aggregates	62,096	55,950	+11%
	12%	13%
Other, net	2,242	2,632	-15%
	1%	1%

Total	$502,622	$429,178	+17%
	100%	100%

Operating Earnings (Loss)
Cement:
Wholly Owned	$26,539	$29,631	-10%
Joint Venture	23,911	25,081	-5%

	50,450	54,712	-8%
	44%	54%
Gypsum Wallboard	35,604	27,196	+31%
	31%	27%
Paperboard	20,942	17,614	+19%
	18%	17%
Concrete & Aggregates	5,971	(268)	+2,328%
	5%	0%
Other, net	2,242	2,632	-15%
	2%	2%

Total Operating Earnings	115,209	101,886	+13%
	100%	100%
Corporate General Expenses	(9,272) **	(5,654)
Interest Expense, net	(3,814)	(9,619)

Earnings Before Income Taxes	$102,123	$86,613	+18%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

**	Includes spin-off expenses.

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Eagle Materials Inc.
Attachment 4

Eagle Materials Inc.
Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues
(unaudited)

	Sales Volume
	Quarter Ended		Fiscal Year Ended
	March 31,		March 31,
	2004	2003	2004	2003
Cement (M Tons):
Wholly Owned	246	213	1,340	1,260
Joint Venture	258	250	1,178	1,101

	504	463	2,518	2,361
Gypsum Wallboard (MMSF’s)	632	548	2,437	1,933
Paperboard (M Tons):
External	38	39	157	154
Internal	28	21	107	71

	66	60	264	225
Concrete (M Cubic Yards)	151	159	762	681
Aggregates (M Tons)	802	793	4,228	4,159

	Average Net Sales Price*
	Quarter Ended		Fiscal Year Ended
	March 31,		March 31,
	2004	2003	2004	2003
Cement (Ton)	$64.79	$63.64	$66.02	$66.84
Gypsum Wallboard (MSF)	$94.67	$79.00	$86.97	$87.12
Paperboard (Ton)	$438.55	$419.60	$416.71	$408.44
Concrete (Cubic Yard)	$53.62	$52.92	$52.79	$53.68
Aggregates (Ton)	$5.26	$5.02	$5.24	$4.51

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended		Fiscal Year Ended
	March 31,		March 31,
	2004	2003	2004	2003
	(dollars in thousands)
Intersegment Revenues:
Cement	$638	$391	$3,290	$3,505
Paperboard	13,485	9,887	49,256	32,959
Concrete and Aggregates	179	155	1,021	648

	$14,302	$10,433	$53,567	$37,112

Cement Revenues:
Wholly Owned	$18,281	$16,271	$102,250	$97,867
Joint Venture	16,484	15,493	76,306	71,826

	$34,765	$31,764	$178,556	$169,693

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Eagle Materials Inc.
Attachment 5

Eagle Materials Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	March 31,
	2004	2003*
ASSETS
Current Assets –
Cash and Cash Equivalents	$3,536	$6,795
Accounts and Notes Receivable, net	54,352	42,209
Inventories	48,890	49,138

Total Current Assets	106,778	98,142

Property, Plant and Equipment	715,735	708,998
Less: Accumulated Depreciation	(234,930)	(207,810)

Property, Plant and Equipment, net	480,805	501,188

Investment in Joint Ventures	51,503	53,741
Notes Receivable, net	75	190
Goodwill	40,290	40,290
Other Assets	13,524	12,804

	$692,975	$706,355

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable and Accrued Liabilities	$69,991	$65,475
Note Payable	24,100	25,257
Current Portion of Long-term Debt	80	80

Total Current Liabilities	94,171	90,812

Long-term Debt	58,700	55,590
Deferred Income Taxes	101,082	80,342
Stockholders’ Equity –
Common Stock, Par Value $0.01; Authorized 50,000,000 Shares; Issued and Outstanding 9,607,029 and 18,379,558 Shares, respectively, B Common Stock, Par Value $0.01; Authorized 50,000,000 Shares; Issued and Outstanding 9,161,469 and Zero Shares, respectively	188	184
Capital in Excess of Par Value	28,223	14,228
Unamortized Value of Restricted Stock	(591)	0
Accumulated Other Comprehensive Losses	(1,877)	(2,282)
Retained Earnings	413,079	467,481

Total Stockholders’ Equity	439,022	479,611

	$692,975	$706,355

*	From audited financial statements.